Exhibit 4.12
COLLEXIS HOLDINGS, INC.

NONQUALIFIED STOCK OPTION
AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT is made effective as of the _____ day of ________ 20___ by and between Collexis Holdings, Inc., a Nevada company (the "Company") and ______________, a resident of ___________, ____ (the "Optionee") (together, this agreement and the Statement of Terms and Conditions and Schedules attached hereto shall constitute and be referred to as the "Agreement"). Capitalized terms and phrases shall have the meaning ascribed thereto in this Agreement.

W I T N E S S E T H:

WHEREAS, in connection with certain services rendered or to be rendered by Optionee to Company as an independent contractor, whether in the capacity of a consultant or other service provider, a member of a scientific advisory board or a member of Company's board of directors or otherwise, Company agreed to issue to Optionee the option to purchase ______________ shares of voting common stock for the purpose of providing a sense of proprietorship and personal involvement in the development and financial success of and further encouraging Optionee to devote his or her best efforts to Company;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, Company hereby awards to Optionee as of the Grant Date a nonqualified stock option (the "Option") to purchase the Option Shares on the terms and conditions described in this Agreement, which Optionee hereby accepts on said terms and conditions:

1.	Grant Date: ______________, 20___.

2.	Type of Option: Nonqualified stock option.

3.
Option Shares: _____________ shares (the "Option Shares") of Company's voting common stock, as such phrase is defined in Company's Articles of Incorporation, as amended, (the "Stock"), subject to adjustment as provided in the attached Statement of Terms and Conditions.

4.	Exercise Price: $____ per share of Stock (the "Exercise Price"), subject to adjustment as provided in the attached Statement of Terms and Conditions, which is made an integral part of this Agreement.

5.	Option Period: The Option may be exercised as to all or any portion of the Option Shares during the period that commences on the Grant Date and ends on the earlier of:

a.	The _________ (_____) anniversary of the Grant Date; or

b.	In the event of any termination of Optionee's services with Company, then in such event, upon and coincident with either of the following dates:

i.	If such termination shall occur on account of Optionee's death or disability, then that date which coincides with the first anniversary thereof; or

ii.	If such termination shall occur on account of any other reason, then that date which is ninety (90) days thereafter (the "Option Period");

provided, however, that the Option may be exercised on any date during such Option Period as to no more than the number of Option Shares that have vested as of such date as determined in accordance with Section 6, below. Company, in its sole discretion, may determine that Optionee is disabled upon certification thereof by a qualified physician selected by it after such physician examines the Optionee. Note that other limitations, restrictions, terms and conditions applicable to the Option and Option Shares as described in the attached Statement of Terms and Conditions may apply.

6.
Vesting Schedule: The Option Shares shall vest in accordance with the Vesting Schedule (the “Vesting Schedule”), which is attached hereto as “Schedule 1,” and made a part hereof. All or a portion of the Option Shares may vest on an earlier date as and if so provided in the attached Statement of Terms and Conditions.

7.	Cancellation: This Agreement, including, without limitation, the Option described herein, is subject to cancellation if this Agreement is not signed by Optionee as required below.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY

Collexis Holdings, Inc.
a Nevada company

By: ________________________________
Name: William D. Kirkland
Title: Chief Executive Officer

By signing below, Optionee hereby accepts the Option subject to all its terms and provisions and agrees to be bound by the terms and provisions of this Agreement, including, without limitation, the attached Statement of Terms and Conditions. Optionee authorizes Company to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state or local law as a result of the grant, existence or exercise of the Option or subsequent sale of the Option Shares, if any.

OPTIONEE

Signature: ___________________________
Name: ___________________________

COLLEXIS HOLDING, INC.

STATEMENT
OF
TERMS AND CONDITIONS
TO THE
NONQUALIFIED STOCK OPTION AGREEMENT

1. Exercise of Option. The Option may be exercised at any time during the Option Period by:

a.
Delivery to Company, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be delivered to Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option, unless Company shall otherwise agree; and

b.	Payment to Company of the Exercise Price multiplied by the number of Option Shares being purchased (the "Purchase Price").

Upon acceptance of such notice and receipt of payment in full of the Purchase Price, Company shall cause to be issued a certificate representing the Option Shares purchased.

2.  Purchase Price. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash, check, stock (with the consent of Company) or other monetary value that Company on a case-by-case basis finds and confirms to be acceptable in writing.

3.  No Rights as a Shareholder. Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Option Shares until (a) the Option shall have been exercised pursuant to the terms of this Agreement and Optionee shall have paid in full the Purchase Price for the number of Option Shares in respect of which the Option was exercised, (b) Company shall have issued and delivered the Option Shares to Optionee, and (c) Optionee's name shall have been entered as a shareholder of record on the books of Company, whereupon Optionee shall have full ownership rights with respect to such Option Shares. Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of such stock certificate, except as may otherwise be provided in this Agreement.

4. Restriction on Transfer of Option. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of Optionee only by Optionee (or in the event of Optionee's disability, by his or her personal representative) and after Optionee's death, only by Optionee's legatee or the executor of Optionee's estate. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions of this Agreement shall be null and void and without legal effect.

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5. Securities Laws Restrictions. The Option may not be exercised at any time unless, in the opinion of counsel for Company, the issuance and sale of the Option Shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended, or any other applicable federal or state securities law, rule or regulation, or the Option Shares have been duly registered under such laws. Company shall not be required to register the Option Shares issuable upon the exercise of the Option under any such laws.

6. Changes in Capitalization.

a.
An appropriate adjustment in the number and kind of Option Shares and in the Exercise Price shall be made by Company in the event the number of Shares of Stock of Company is increased or decreased by reason of Company effecting one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events, or there occurs any other event which in the judgment of Company necessitates such action.

b.
In the event of a Change in Control pursuant to which the surviving entity does not agree to the assumption of the Option, Company may elect to take such action as it deems necessary or appropriate, including, without limitation, substitute new awards, adjust outstanding awards, accelerate awards or remove restrictions on outstanding awards. For purposes of this subsection, the phrase 'Change In Control' means: (a) the acquisition of ownership, directly or indirectly (in a single transaction or a series of related transactions), beneficially or of record, by any Person or group (within the meaning of Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934 as in effect on the date hereof) of capital stock representing more than 50.1% of the issued and outstanding capital stock of Company entitled to vote for the members of the board of directors of Company (other than by any Person or group in control of Company on the date hereof), or (b) the acquisition of ownership, directly or indirectly (in a single transaction or a sales of related transactions), by any Person or group (other than the group in control of Company on the date hereof) of over 50.1% of the assets of Company; provided, however, that a Change in Control shall not include any acquisitions described in (a) or (b) above by any holder of Company's common stock, group of such stockholders or their respective affiliates or any change in control that occurs on account of any public offering of Company's common stock registered under the Securities Exchange Act of 1934. 'Person' shall mean a natural person, partnership (whether general, limited, or limited liability, and whether domestic or foreign), limited liability company, trust, business trust, estate, association, corporation, joint venture, custodian, nominee, cooperative, or any other organization or any other individual or entity in its own or any representative capacity.

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c.
The existence of the Option granted pursuant to this Agreement shall not affect in any way the right or power of Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of Company, any issue of debt or equity securities having preferences or priorities as to its Stock or the rights thereof, the dissolution or liquidation of Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

7. Legend on Stock Certificates. All certificates evidencing Option Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

8. Governing Laws. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

9. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of Optionee and Company.

10. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent to the proposed recipient at the proposed recipient's last known address (a) by registered or certified United States mail, return receipt requested, postage prepaid, or (b) by a nationally recognized overnight courier service. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other party in the same manner as provided herein.

11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

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12. Other Terms; Entire Agreement. Optionee's rights under this Agreement are subject in all respects to all of the terms and conditions of the form of exercise notice attached as Exhibit 1. Each of the terms and conditions contained in Exhibit 1 are incorporated herein by reference. This Agreement expresses the entire understanding of the parties with respect to the Option.

13. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Agreement and shall be void and without effect.

14. Headings and Capitalized Terms. Section headings used in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

16. No Right to Continued Retention. Nothing in this Agreement shall be interpreted or construed to confer upon Optionee any right with respect to Optionee's continued service as an independent contractor with Company, nor shall this Agreement interfere in any way with the right of the Board of Directors of the Company to terminate Optionee's services as an independent contractor at any time.

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EXHIBIT 1

COLLEXIS HOLDING, INC.

NOTICE OF EXERCISE OF
OPTION TO PURCHASE
COMMON STOCK

Name: ________________________________
Address: ________________________________
________________________________
________________________________

Date: ________________________________

Collexis Holding, Inc.
1201 Main Street
Suite 980
Columbia, SC 29201
Attn: Chief Executive Officer

Re:	Exercise of Nonqualified Stock Option

To whom it may concern:

I hereby elect to exercise the option granted to me to purchase ________ Option Shares in accordance with that certain Nonqualified Stock Option Agreement (the "Agreement") dated as of ______ __, 2007. Except as otherwise defined in this notice, all capitalized terms and phrases in this notice shall have the meaning ascribed thereto in the Agreement. Subject to Company's acceptance, the purchase shall take place as of the _______ day of __________________ 20__ (the "Exercise Date").

On the Exercise Date, I will deliver to you cash or check payable to Company, in the total amount of $________, representing the full Purchase Price of such Option Shares. If I do not deliver cash or check to Company on the Exercise Date, I hereby request that Company withhold the number of Option Shares that have an aggregate value equal to the Purchase Price of the number of Option Shares for which this notice is given from the number of Option Shares issued to me.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Option Shares being acquired are not registered for issuance to and resale by Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with Company as follows:

1.
The Option Shares being acquired by me are being acquired for my own account without the participation of any other person, with the intent of holding the Option Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Option Shares, and not with a view to, or for resale in connection with, any distribution of the Option Shares, nor am I aware of the existence of any distribution of the Option Shares;

2.
I am not acquiring the Option Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Option Shares but rather upon an independent examination and judgment as to the prospects of Company;

3.	The Option Shares were not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

4.	I am able to bear the economic risks of the investment in the Option Shares, including the risk of a complete loss of my investment therein;

5.
I understand and agree that the Option Shares will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act and the rules and regulations promulgated thereunder;

6.
The Option Shares cannot be offered for sale, sold or transferred by me other than pursuant to: (1) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (2) evidence satisfactory to Company of compliance with the applicable securities laws of other jurisdictions. Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

7.
Company will be under no obligation to register the Option Shares or to comply with any exemption available for the sale of the Option Shares without registration or filing, and no assurance has been given that the information or conditions necessary to permit routine sales of securities of Company under Rule 144 under the 1933 Act are or will become available. Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Option Shares;

8.
I agree, in connection with any public offering of Company's Stock, upon request of Company or the underwriters managing any underwritten public offering of Company's Stock and making such request with the approval of Company's Board of Directors, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of my Option Shares without the prior written consent of Company or such underwriters, as the case may be, from the effective date of such registration for so long as Company or the underwriters may specify, but in any event not to exceed 180 days;

9.
I have had the opportunity to ask questions of and receive answers from Company and any person acting on its behalf and to obtain all material information reasonably available with respect to Company and its affairs. I have received all information and data with respect to Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in Company;

10.
I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Option Shares hereunder and I am able to bear the economic risk of such purchase; and

11.	I understand and agree that the Option Shares being acquired by me are subject to certain restrictions contained in the Agreement.

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Option Shares of Company issued to me pursuant to this notice. Acceptance by me of the certificate representing such Option Shares shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

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I understand that the certificates representing the Option Shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.

Very truly yours,

___________________________

AGREED TO AND ACCEPTED:

COLLEXIS HOLDING, INC.

By: _______________________________________________

Title: ______________________________________________

Cumulative Number of Option Shares
Exercised to Date: ____________________________________

Number of Unexercised Option Shares
Remaining: _________________________________________                                 Date:_________________________________

Name of Option Holder:________________________________________
Date of Option:________________________________________

SCHEDULE 1

COLLEXIS HOLDING, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

Vesting Schedule

Aggregate Number of Option Shares which become Vested		Date (close of business) on which such aggregate Option Shares become Vested
(a)	___________________	______________________
(b)	___________________	______________________
(c)	___________________	______________________
(d)	___________________	______________________
(e)	___________________	______________________
(f)	___________________	______________________
(g)	___________________	______________________
(h)	___________________	______________________
(i)	___________________	______________________
(j)	___________________	______________________
(k)	___________________	______________________
(l)	___________________	______________________

Notwithstanding the foregoing, no Option Shares shall vest upon or following the effective date of Optionee's termination service, for any reason whatsoever.